EXHIBIT 10.3


                              CONSULTING AGREEMENT

This agreement is made effective as of this 17th day of April, 2003, by and between Equity Technologies & Resources, Inc., a Delaware corporation, with its principal place of business at 325 West Main Street, Suite 240, Lexington,
Kentucky 40507 (hereinafter referred to as ETCR AND VPS), and Verified Prescription Safeguards, Inc., a Florida corporation, with its principal place of business at 325 West Main Street, Suite 240, Lexington, Kentucky 40507 (hereinafter referred to as ETCR and VPS), and K. Girkin of Fairmund
International Services, Ltd, P.O. Box 1879, Stanford Le Hope SS17 8FE (hereinafter referred to as "Consultant")

     WHEREAS, Consultant has expertise in business and governmental relations, business, insurance, and corporate matters, various areas in the healthcare industry, knowledge of financial and business affairs, as well as personal relationships and acquaintances with many individuals involved in government and the healthcare industry, at various levels;

     WHEREAS, Consultant is willing to provide services in the above areas for and on behalf of ETCR AND VPS; and,

     WHEREAS, ETCR AND VPS desires to have Consultant perform such services for and on its behalf; and,

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, it is hereby agreed as follows:

1. DESCRIPTION OF SERVICES. Beginning on the 1st day of March, 2003, Consultant agrees to provide and will continue, until such time as this agreement is terminated, ended, or prolonged by mutual agreement, to provide the following services including assisting in developing a plan to systematically license the Verified Prescription Safeguards, Inc., system to governmental or regulatory agencies in the United Kingdom and/or other European countries; and/or, also those with interests in pharmacies (chemists), medicine, manufacturing, to develop a plan for writing, sending, filling, and/or regulating prescriptions for controlled substances and all medications; developing contacts and relationships with individuals and other entities that would be beneficial to the business of ETCR AND VPS; and any other services in these general areas that may reasonably be asked of the Consultant These consulting services shall be provided for an initial period of two years, on a month to month basis and to be reviewed by each party thereafter.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant. ETCR AND VPS will rely on Consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement relative to the payments to made to the Consultant hereunder.



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3.   PAYMENT.  ETCR AND VPS will pay a fee to Consultant  for the Services based on the following terms: ETCR AND VPS will pay to Consultant a fee up to $50,000.00. This fee shall be payable quarterly, upon receipt of invoice, which payments shall be made for services rendered the preceding quarter. Upon termination of the Agreement, payments under this paragraph shall cease: provided, however that Consultant shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Consultant has not yet been paid. The parties agree that any portion of the fee may be paid in S-8 stock if cash is not immediately available and as a bonus/incentive ETCR AND VPS has heretofore issued to the Consultant One Million Five Hundred Thousand (1,500,000) free trading Shares of Class A Common Stock of Equity Technologies & Resources, Inc.

4. EXPENSE REIMBURSEMENT. Consultant shall be entitled to reimbursement from ETCR AND VPS for all reasonable "out-of-pocket" expenses, provided they have been pre-approved prior to incurrence.

5. RELATIONSHIP OF PARTIES. The parties understand that Consultant is an independent contractor with respect to ETCR AND VPS and not an employee of ETCR AND VPS.

6. INJURIES. Consultant acknowledges his obligation to obtain appropriate insurance coverage for the benefit of himself and family. Consultant waives any rights to recovery from ETCR AND VPS for any injuries that Consultant may sustain while performing services under this agreement that are a result of his negligence.

7. CONFIDENTIALITY AND ITELLECTUAL PROPERTY. Consultant recognizes that ETCR AND VPS has and will create the following information that may become known to Consultant:

          o    Inventories
          o    Machinery
          o    Prices
          o    Apparatus
          o    Costs
          o    Discounts
          o    Trade secrets
          o    Technical information
          o    Product design information
          o    Copyrights
          o    Intellectual property
          o    Proprietary property

     And other proprietary information (collectively, "information"), which are valuable, special, and unique assets of ETCR AND VPS and need to be protected from improper disclosure. In consideration for the necessary disclosure of the information, Consultant agrees that it will not at any time or in any manner, either directly or indirectly, use any information improperly or divulge, disclose, or communicate in any improper manner any protected information to any unauthorized third party without the prior consent of ETCR AND VPS. Consultant will protect the information and treat it as strictly confidential. Conversely, all trade secrets and proprietary information regarding the activities of Consultant shall be held in strict confidence by ETCR AND VPS. Any violation of this paragraph by either party shall be considered a material violation of this Agreement.



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8.   NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, by Registered Mail, or property acknowledged by Federal Express, addressed as follows:

        If for ETCR AND VPS:    Equity Technologies & Resources, Inc. and/or
                                Verified Prescription Safeguards, Inc.
                                James Kemper Millard, President
                                325 West Main Street, Suite 240
                                Lexington, KY  40507
     .
        If for Consultant:      K. Girkin on behalf of
                                Fairmund International Servives Ltd
                                P.O. Box 1879
                                Stanford Le Hope
                                SS17 8FE

     Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

9. ENTIRE AGREEMENT / CONTRACTUAL CAPACITY. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supercedes any prior written or oral agreements between the parties. The parties stipulate that the signatories to this agreement have full authorization and contractual capacity on behalf of their respective organizations.

10. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

11. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

12. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of limitation of that party's right to subsequently enforce and complete strict compliance with every provision of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by and be interpreted under International Law, without giving effect of the principles of conflict of laws, with all parties agreeing that any legal action arising from a breach of the agreement shall be brought before an International Court of Justice, which shall have the exclusive jurisdiction over the subject matter and the parties to this agreement.

     Executed by the parties hereto this 17th day of April, 2003


EQUITY TECHNOLOGIES & RESOURCES, INC.
VERIFIED PRESCRIPTION SAFEGUARDS, INC.

/s/James K. Millard
---------------------------------------------
By: James K. Millard, President


FAIRMUND INTERNATIONAL SERVICES, LTD.

/s/ K Girkin
---------------------------------------------
By: K. Girkin